Exhibit 10.30
AMENDMENT 7
This Amendment 7 (“Amendment”) effective as of the 18th day of February, 2005 (“Effective Date”) amends the Product License and Distribution agreement (the “Agreement”), dated December 10, 2001, between NSI Software, Inc. (“NSI”) and Dell Computer Corporation (“Dell”).
WHEREAS NSI and Dell wish to modify certain provisions regarding rebates;
NOW THEREFORE the Agreement shall be modified as follows:
1.	Dell shall not receive a rebate for GSA sales of the NSI Products.

2.	Except as modified under this Amendment 7, all other terms and conditions of the Agreement and other Amendments shall remain in full force and effect. In the event of a conflict between the terms of this Amendment 7, other Amendments, and the Agreement, the terms of this Amendment 7 shall supersede.
The parties, intending to be legally bound, have caused this Amendment 7 to be executed as of the latest date set forth below.

NSI Software, Inc.	Dell Computer Corporation

Signature:	/s/ S. Craig Huke	Signature:	/s/ Scott Cooper

Print Name: S. Craig Huke	Print Name: Scott Cooper

Title: CFO	Title: Director; S&P General Proc.

Date: 6/24/05	Date: 7-1-05

Confidential	Page 1